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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)     February 15, 2001
                                                ---------------------------



                               VerticalBuyer, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Delaware                                         98-0216911
--------------------------------                        -------------------
  (State or other jurisdiction                             (IRS Employer
of incorporation or organization)                       Identification No.)



            235 West 56th Street, Suite 17B, New York, New York 10019
            ---------------------------------------------------------
               (Address of principal executive offices)     (Zip Code)



                                 (646) 286-0516
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



                                       N/A
         --------------------------------------------------------------
         (Former Name or Former Address, If Changed since Last Report.)


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Item 2.  Acquisition or Disposition of Assets.

Acquisition of Litech Limited

On February 15, 2001, Lightseek Limited, a wholly-owned subsidiary of Vertical Buyer, Inc., completed the acquisition of all of the outstanding capital stock of Litech Limited, a UK company.

Litech is a specialist designer and manufacturer of fiber optic lighting applications for the entertainment, commercial and retail markets. Litech is involved in all stages of the fiber optic lighting process, from design and specification to manufacture of specialist fittings and installation. Litech's technology produces multiple streams of light from a single remote light source with the possibility to create numerous special effects.

Prior to the acquisition, Litech was owned equally by Robert Gordon, Timothy Rosen and Leslie Kent. Mr. Rosen is President, Chief Executive Officer and Chairman of the Board of VerticalBuyer and Mr. Kent is Chief Financial Officer, Secretary and a Director of VerticalBuyer.

Under the terms of the acquisition agreement, Mr. Gordon was issued 500,000 shares of VerticalBuyer's common stock for his interest in Litech. Mr. Rosen and Mr. Kent each received (pound)0.50 for their interest in Litech. In addition, Messrs. Gordon, Rosen and Kent will divide equally additional shares of VerticalBuyer's common stock to be issued to them under the deferred purchase consideration provisions in the acquisition agreement, which provide that they will be issued shares of VerticalBuyer's common stock equal to six times the average of the total after tax profits of Litech for each of the three years ending December 31, 2001, 2002 and 2003 divided by $1.00.

The acquisition agreement provides that if

o    before the payment in full of the deferred purchase consideration; or
o in the event that Litech fails to achieve six times after-tax profits of at least $1 million in each of the years ended December 31, 2001, 2002 or 31 December 2003; or
o    before 31 March 2004:

either Lightseek Limited or VerticalBuyer shall go or threaten to go into liquidation, bankrupcty of certain similar events, then Messrs. Gordon, Rose and Kent shall have the option to repurchase Litech for the same consideration actually received by them under the acquisition agreement.

Service Agreement with Robert Gordon

In addition to the acquisition of Litech, Litech signed a service agreement with Robert Gordon. Under the agreement, Litech will employ Mr. Gordon as its Managing Director at an annual salary of (pound)40,000. Mr. Gordon will also be entitled to participate in employee benefit plans maintained by Litech or VerticalBuyer for its executives. The service agreement is to have a term of two years but may be terminated by either party on not less than three months written notice. The service agreement contains a confidentiality provision and provides for limitations on Mr. Gordon's customers, suppliers or employees of Litech or to compete with Litech after the service agreement is terminated.

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Item 7.  Financial Statements and Exhibits

(d)  Financial Statements - The financial statements required to be filed under
     Item 7 of Form 8-K shall be filed within 60 days of the date this Current Report on Form 8-K is required to be filed.

(e) Pro Forma Financial Information - The pro forma financial information required to be filed under Item 7 of Form 8-K shall be filed within 60 days of the date this Current Report on Form 8-K is required to be filed.

(f)  Exhibits

3.1 Share Sale Agreement by and between Tim Rosen, Leslie Kent, Robert Gordon, Lightseek Limited and VerticalBuyer, Inc. dated February 15, 2001.
3.2  Deed of Indemnity dated February 15, 2001.
3.3 Service Agreement by and between Litech Limited and Robert Gordon dated February 15, 2001.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        VERTICALBUYER, INC.



Date: February 28, 2001                By: /s/ TIMOTHY ROSEN
                                           -------------------------------------
                                           Timothy Rosen
                                           President and Chief Executive Officer



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                                  EXHIBIT INDEX

3.1 Share Sale Agreement by and between Tim Rosen, Leslie Kent, Robert Gordon, Lightseek Limited and VerticalBuyer, Inc. dated February 15, 2001.
3.2  Deed of Indemnity dated February 15, 2001.
3.3 Service Agreement by and between Litech Limited and Robert Gordon dated February 15, 2001.